As filed with the Securities and Exchange Commission on September 21, 2010

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 21, 2010 (September 17, 2010)

TRIANGLE PETROLEUM CORPORATION
(Exact name of registrant as specified in charter)

Nevada	0-51321	98-0430762
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	file number)	Identification No.)

1625 Broadway, Suite 780, Denver, CO 80202
(Address of principal executive offices)

Registrant's telephone number, including area code: (303) 260-7125

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On September 16, 2010, Triangle Petroleum Corporation (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”), at which the Company’s stockholders approved four proposals. The proposals are described in detail in its proxy statement filed pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended, on August 20, 2010.

Proposal 1

The Company’s stockholders elected five individuals to the Board of Directors as set forth below:

Name	Votes For	Votes Withheld	Broker Non-Votes
Peter Hill	46,713,188	4,942,505	13,467,603
Jonathan Samuels	46,679,263	4,976,430	13,467,603
F. Gardner Parker	51,599,358	56,335	13,467,603
Stephen A. Holditch	45,634,376	6,021,317	13,467,603
Randal Matkaluk	45,614,251	6,041,442	13,467,603

Proposal 2

The Company’s stockholders ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2011, as set forth below:

Votes For	Votes Against	Abstentions
64,810,164	217,511	95,621

Proposal 3

The Company’s stockholders approved the granting of discretionary authority to the board of directors of the Company (the "Board") to amend its Articles of Incorporation to effect a reverse stock split, pursuant to which existing shares of the Company’s common stock will be combined into new shares of the Company’s common stock at an exchange ratio between one for three and one for ten, with the exact exchange ratio and timing of the reverse stock split (if at all) to be determined at the discretion of the Board.  The results are set forth below:

Votes For	Votes Against	Abstentions
62,632,057	2,481,989	9,250

Proposal 4

The Company’s stockholders approved an amendment to the Company’s Articles of Incorporation to decrease the number of shares of the Company's authorized common stock from 150,000,000 to 70,000,000 shares, which decrease will be conditioned upon effecting a reverse stock split.  The results are set forth below:

Votes For	Votes Against	Abstentions
62,868,117	2,097,038	158,141

Item 8.01  Other Events.

As discussed above, the Company’s stockholders approved the granting of discretionary authority to the Board to amend its Articles of Incorporation to effect a reverse stock split, pursuant to which existing shares of the Company’s common stock will be combined into new shares of the Company’s common stock at an exchange ratio between one for three and one for ten, with the exact exchange ratio and timing of the reverse stock split (if at all) to be determined at the discretion of the Board. The Board will not effectuate a reverse stock split unless the Board determines that it is in the best interests of the Company and its stockholders.  If the Board effectuates a reverse stock split, such reverse stock split will affect all of the Company's stockholders uniformly and will not affect any stockholders percentage ownership interests in the Company, except to the extent that the result of such reverse stock split results in any of the Company's stockholders owning a fractional share.  If this occurs, the fractional shares will be rounded up to the next whole share, including fractional shares that are less than one share.

The Company’s stockholders also authorized a reduction in the total number of shares of common stock that the Company is authorized to issue from 150,000,000 shares to 70,000,000 shares.  Such reduction will be conditioned upon effecting a reverse stock split.

A copy of the press release announcing the approval of the granting of discretionary authority to the Board to amend its Articles of Incorporation to effect a reverse stock split and reduce the number of authorized shares is filed and attached hereto as Exhibit 99.1, and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release dated September 17, 2010 Announcing Results of Annual General Meeting of Shareholders

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 21, 2010	TRIANGLE PETROLEUM CORPORATION

	By:	/s/ Jonathan Samuels
Jonathan Samuels
Chief Financial Officer

Index to Exhibits

Exhibit
Number	Description

99.1	Press Release dated September 17, 2010 Announcing Results of Annual General Meeting of Shareholders